Exhibit 99.1

         ARBOR REALTY TRUST PRICES THIRD COLLATERALIZED DEBT OBLIGATION

    UNIONDALE, N.Y., Nov. 27 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced the pricing of a collateralized debt obligation (CDO) to be issued by two newly-formed subsidiaries of Arbor. Based on current balances within the collateral portfolio, Arbor expects the facility to issue approximately $547.5 million of investment grade-rated debt. Arbor expects to retain an equity interest in the portfolio of approximately $52.5 million. The transaction is expected to close in December 2006, subject to satisfaction of customary closing conditions.

    The debt will be issued on a floating rate basis at an initial weighted average spread of approximately 44 basis points over three-month LIBOR. The facility has a five-year reinvestment period, giving Arbor the ability to replace assets within the facility as they pay off during this period.

    The face value of the collateral when the portfolio is fully ramped is expected to be approximately $600 million and will consist primarily of bridge loans, B notes and mezzanine loans. Arbor intends to own the portfolio until its maturity and will account for this transaction on its balance sheet as a financing. Arbor will use the proceeds of this offering to repay borrowings under its current repurchase agreements and warehouse credit facilities.

    The notes offered pursuant to the CDO will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

    About Arbor Realty Trust, Inc.

    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the U.S. that specializes in debt and equity financing for multi-family and commercial real estate.

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    Safe Harbor Statement

    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2005 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    Contacts:

     Arbor Realty Trust, Inc.
     Paul Elenio, Chief Financial Officer
     516-832-7422
     pelenio@arbor.com

    Investors:
     Stephanie Carrington / Denise Roche
     The Ruth Group
     646-536-7017 / 7008
     scarrington@theruthgroup.com
     droche@theruthgroup.com

    Media:
     Bonnie Habyan, SVP of Marketing
     516-229-6615
     bhabyan@arbor.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             11/27/2006
    /CONTACT: Paul Elenio, Chief Financial Officer of Arbor Realty Trust, Inc., +1-516-832-7422, pelenio@arbor.com; or Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group, for Arbor Realty Trust, Inc.; or Media: Bonnie Habyan, SVP of Marketing of Arbor Realty Trust, Inc., +1-516-229-6615, bhabyan@arbor.com/